Exhibit 99.1

ReShape Lifesciences® Announces Pricing of $2.6 Million Public Offering

IRVINE, Calif., Jun. 9, 2025 (GLOBE NEWSWIRE) -- ReShape Lifesciences® (“ReShape” or the “Company”) (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health solutions company, today announced the pricing of its public offering of 1,054,604 shares of common stock at a public offering price of $2.50 per share. Gross proceeds from the offering are expected to be approximately $2.6 million before deducting placement agent fees and other offering expenses. The offering is expected to close on or about June 9, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with the offering.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-287168), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2025 and subsequently declared effective by the SEC on May 14, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the offering and describing the terms thereof has been filed with the SEC and forms a part of the effective registration statement and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com. The final terms of the Offering will be disclosed in a final prospectus supplement to be filed with the SEC, which will be available for free on the SEC’s website at www.sec.gov

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ReShape Lifesciences®

ReShape Lifesciences® is America’s premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® and Lap-Band® 2.0 Flex Systems provide minimally invasive, long-term treatment of obesity and are an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Diabetes Neuromodulation system (formerly, Diabetes Bloc-Stim Neuromodulation™ (DBSN™)) is a novel minimally invasive therapeutic implant concept that delivers bio-electronic neuromodulation of vagus nerve branches that are innervating organs which regulate plasma glucose. The Obalon® balloon technology is a non-surgical, swallowable, gas-filled intra-gastric balloon that is designed to provide long-lasting weight loss. For more information, please visit www.reshapelifesciences.com.

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. Factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things statements regarding the completion of the offering and the satisfaction of customary closing conditions related to the offering. These and additional risks and uncertainties are described more fully in the company's filings with the Securities and Exchange Commission, including those factors identified as "risk factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

CONTACTS

ReShape Lifesciences Investor Contact:

Paul F. Hickey

President and Chief Executive Officer

949-276-7223

ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

917-633-6086

mmiller@rxir.com